Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is entered into as of May 22, 2026, by and between Profusa Inc., a Delaware corporation, with its principal place of business at 626 Bancroft Way, Suite A, Berkeley, CA 94710 (“Buyer”), and Bio Insights LLC, a limited liability company, with its principal place of business at 108 Rotary Drive, Summit, NJ 07901 (“Seller,” and together with Buyer, the “Parties,” and each individually, a “Party”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of April 21, 2026 (the “Agreement”), pursuant to which Seller agreed to sell, transfer, assign, convey, and deliver to Buyer substantially all of the know-how assets relating to the PanOmics Platform, and Buyer agreed to purchase and acquire such assets from Seller, on the terms and subject to the conditions set forth therein;

WHEREAS, Section 4.6 of the Agreement provides that, in connection with the Closing, the Compensation Committee of the board of directors of Buyer and the board of directors of Buyer will approve and take any action necessary to cause the issuance to management of Buyer of an aggregate number of shares of Buyer’s common stock equal to twelve percent (12%) of the fully diluted shares of Buyer’s common stock outstanding immediately following the Closing and any related equity financing, for the retention of Buyer’s Chief Executive Officer and Chief Financial Officer (the “Management Shares”);

WHEREAS, the Parties desire to amend the Agreement to delete Section 4.6 and all references to the Management Shares, on the terms and subject to the conditions set forth herein; and

WHEREAS, Section 11.6 of the Agreement provides that no amendment or modification of the Agreement shall be binding upon any Party unless set forth in a writing duly executed by both Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
AMENDMENT

1.1 Deletion of Section 4.6 (Management Shares). Section 4.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.6 [Reserved.]”

1.2 Deletion of Definition. The defined term “Management Shares” and all references thereto in the Agreement are hereby deleted and shall be of no further force or effect.

1.3 Conforming Amendment to Section 3.3(c). Section 3.3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) certified resolutions of the Board of Directors of Buyer evidencing the approval and authorization of the actions contemplated by Section 4.7, in form and substance reasonably satisfactory to Seller;”

ARTICLE 2
MISCELLANEOUS

2.1 Effect of Amendment. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms, and all references therein to “this Agreement” shall be deemed to refer to the Agreement as amended hereby. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

2.2 Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

2.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Amendment, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

2.5 Entire Agreement. This Amendment, together with the Agreement and all schedules, exhibits, and other documents and instruments referred to therein, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, understandings, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Asset Purchase Agreement as of the date first written above.

BUYER:

PROFUSA INC.

By:	/s/ Dr. Ben Hwang
Name:	Dr. Ben Hwang
Title:	Chief Executive Officer

SELLER:

BIO INSIGHTS LLC

By:	/s/ Dr. Alidad Mireskandari
Name:	Dr. Alidad Mireskandari
Title:	Managing Partner

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